Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2012 THIRD QUARTER RESULTS

SAINT LOUIS, MO — February 23, 2012 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the third quarter of fiscal year 2012, the three and nine month periods ended January 22, 2012, and other Company-related news.

Consolidated Results

The following table outlines the Company’s financial results (dollars in millions, except per shares data, unaudited):

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2012	2011	2012	2011
Net revenues	$242.2	$232.0	$735.5	$730.6
Net revenues, excluding insurance recoveries	240.3	232.0	734.5	730.6
EBITDA (1)	40.8	38.1	120.4	123.8
EBITDA (1), excluding insurance recoveries	38.9	38.1	119.4	123.8
Loss from continuing operations	(1.2)	(2.6)	(5.0)	(7.1)
Net loss	(1.2)	(2.6)	(5.0)	(6.3)
Loss per share from continuing operations	(0.03)	(0.08)	(0.13)	(0.22)
Net loss per share	(0.03)	(0.08)	(0.13)	(0.19)

Net Revenues and EBITDA for the third quarter include insurance recoveries received as partial advances to our business interruption claims related to the flooding along the Mississippi River during fiscal 2012 for $0.9 million. In addition, we recognized revenue of $1.0 million in the third quarter of fiscal 2012 associated with a settlement related to the oil spill in the Gulf of Mexico in fiscal 2011.

Commenting on the results, President and Chief Executive Officer Virginia McDowell said, “We posted solid results in our third fiscal quarter.  Specifically, net revenues increased at eleven of our fifteen properties, including each of our properties outside of Mississippi, where the markets have been slow to recover from the flooding last spring and economic issues continue to negatively impact the market. We are continuing to utilize smarter marketing and targeted facility improvements to drive business and improve results.  Our operating successes in Florida, Colorado, Iowa and Missouri were able to largely offset the substantial difficulties facing the Mississippi markets and costs we incurred in Lake Charles while renovating the gaming floor of our primary riverboat and preparing to consolidate our operations.

“We are looking to the future with optimism as we expect to open our Isle property in Cape Girardeau, Missouri by Thanksgiving of this year, subject to regulatory approval, at least a month ahead of our previous schedule.  We will continue to make incremental improvements to our operations and facilities that, we believe, will drive considerable value in the long run.”

During the quarter, the Company’s results benefitted from increased retail play as a result of generally favorable weather conditions in December and January, several recent facility improvements and continued strong marketing programs. We achieved solid flow through on increased revenue at our Pompano property where revenues increased 11.3% and margins improved 269 basis points as a result of improved marketing initiatives.   Our Waterloo and Black Hawk properties had increased revenues of 7.2% and 3.7%, respectively, and improved flow through contributing to margin improvement of 191 basis points and 95 basis points, respectively.  In Boonville, revenue increased by 3.3% and EBITDA increased by 8%, despite having a buffet closed for renovation during the bulk of the quarter. With the recent declines in the unemployment rate, we are cautiously optimistic that our retail play trends could continue to improve as we have historically seen a high negative correlation between the unemployment rate in our markets and retail revenues.

Our properties in Mississippi are suffering from a lagging economy and some lasting effects of the flooding which has impacted our overall results. Competition from race tracks in Arkansas, which increased following the floods, impacted revenue streams from Little Rock and several secondary markets.

Chief Operating Officer Arnold Block commented, “Moving forward, we have several current and upcoming initiatives that we expect will improve the experience and our ability to expand our customer base at our properties.

“In Lake Charles, results were directly impacted by renovation disruption, which was completed in early February, and preparing to consolidate operations onto the larger remaining riverboat. We opened a new poker room, installed new carpet on the casino floor and completed other cosmetic refurbishments. We made the decision to invest in improving our product offering during the second and third fiscal quarters, and we believe we are beginning to see positive financial results from that investment. Additionally, we expect to benefit from a lower cost structure now operating only one facility.  We will continue to improve the customer experience with a $15 million refurbishment of the main hotel tower, which is expected to be completed by the end of the second quarter of fiscal 2013.

“We are also continuing to upgrade our food and beverage options across the portfolio.  In Boonville, we recently introduced our first Farmer’s Pick Buffet, an exciting new concept utilizing fresh, locally sourced ingredients, which has received outstanding reviews from our customers.  It’s a great concept that customers enjoy and we plan to put in place across our portfolio.  In addition, we recently reopened Bragozzo, a casual Italian restaurant in Pompano, adding another important amenity to accommodate our expanding customer base.

“At Rainbow Casino in Vicksburg, we expect to complete the Lady Luck Casino rebranding by the end of the second fiscal quarter of fiscal 2013.  The rebranding will introduce upgraded amenities from our portfolio of brands including an Otis and Henry’s restaurant, a Lone Wolf bar and a Farmer’s Pick Buffet.

“Our upgraded customer rewards program, called Fan Club, is now active in Pompano and Waterloo.  Customers are enjoying the wider array of options and rewards available to them, and we plan to continue the roll-out of the program to our other properties over the next twelve to eighteen months.”

Corporate Expenses

Corporate and development expenses were $7.9 million for the quarter compared to $8.7 million in fiscal 2011.  The decrease is primarily due to development expenses in the prior year related to obtaining the Cape Girardeau and Nemacolin licenses.

Non-cash stock compensation expense was $1.8 million for the quarter compared to $1.4 million in the third quarter of fiscal 2011. For the nine months ended, non-cash stock compensation expense was $5.9 million in fiscal 2012 compared to $5.5 million in fiscal 2011.

Insurance Claim Process

We continue to work through our various flood claims with our insurance carriers and expect negotiations to continue for the foreseeable future. In the third quarter of fiscal 2012 we recognized $0.9 million of revenue as partial advances of our business interruption claim. Through February 22, 2012 we have received initial payments of $10.1 million related to the claims.

Development Update

Cape Girardeau, Missouri:  We are making strong progress in the construction of the $125 million facility in Cape Girardeau, Missouri and believe that we will be able to open the facility no later than Thanksgiving of 2012, at least one month ahead of the previously announced schedule, subject to regulatory approval.  Several city and other officials are expected to join us today at the topping out ceremony at the property.

Nemacolin Woodlands Resort, Pennsylvania: The appeal hearing for the gaming license awarded to Nemacolin Woodlands Resort for the final resort license in Pennsylvania has been set for March 7, 2012. The timeline for ultimate resolution of the matter is not known at this time.

Capital Structure and Capital Expenditures

The Company had $72.4 million in cash and cash equivalents and total debt of $1.2 billion at the end of the quarter.

Capital expenditures during the quarter totaled $11.7 million, of which $4.5 million related to Cape Girardeau. The Company expects capital expenditures for the remainder of the fiscal year to be approximately $45 million, including approximately $20 million in Cape Girardeau.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Thursday, February 23, 2012 at 9:00 am Central Time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-790-2948.  International callers can access the conference call by dialing 773-756-0735.  The conference call reference number is 871150. The conference call will be recorded and available for review starting at midnight central on Thursday, February 23, 2012, until midnight central on Thursday, March 1, 2012, by dialing 866-431-5851; International: 203-369-0693 and access number 3449.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc., founded in 1992, is dedicated to providing its customers with an exceptional gaming and entertainment experience at each of its 15 casino properties. The Company owns and operates casinos domestically in Biloxi, Lula, Natchez and Vicksburg, Mississippi; Lake Charles, Louisiana; Bettendorf, Davenport, Marquette and Waterloo, Iowa; Boonville, Caruthersville and Kansas City, Missouri, two casinos in Black Hawk, Colorado, and a casino and harness track in Pompano Beach, Florida. The Company was chosen to develop a new, Isle-branded gaming facility in Cape Girardeau, Missouri, which is expected to open by Thanksgiving 2012. Additionally, the Company and its partner Nemacolin Woodlands Resort, were selected to be awarded a “resort license” for a casino at Nemacolin Woodlands Resort in Pennsylvania. This award is pending an appeal by a competing party. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACTS:

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2012	2011	2012	2011
Revenues:
Casino	$251,371	$240,205	$760,428	$754,007
Rooms	8,464	8,400	29,868	29,924
Food, beverage, pari-mutuel and other	33,672	31,082	100,525	99,170
Insurance recoveries	1,867	—	1,978	—
Gross revenues	295,374	279,687	892,799	883,101
Less promotional allowances	(53,126)	(47,680)	(157,273)	(152,522)
Net revenues	242,248	232,007	735,526	730,579
Operating expenses:
Casino	41,385	38,529	123,290	118,117
Gaming taxes	61,069	58,331	183,550	182,951
Rooms	1,893	2,002	6,918	7,496
Food, beverage, pari-mutuel and other	10,386	10,557	32,113	32,848
Marine and facilities	14,956	14,602	46,681	44,558
Marketing and administrative	63,863	61,152	192,993	188,580
Corporate and development	7,892	8,719	29,548	32,180
Depreciation and amortization	21,405	21,822	64,739	66,934
Total operating expenses	222,849	215,714	679,832	673,664
Operating income	19,399	16,293	55,694	56,915
Interest expense	(21,737)	(21,506)	(65,439)	(68,711)
Interest income	185	431	624	1,372
Derivative income (expense)	223	974	252	(1,256)

Loss from continuing operations before income taxes	(1,930)	(3,808)	(8,869)	(11,680)
Income tax benefit	748	1,151	3,907	4,555
Loss from continuing operations	(1,182)	(2,657)	(4,962)	(7,125)
Income from discontinued operations, net of income taxes	—	—	—	794
Net loss	$(1,182)	$(2,657)	$(4,962)	$(6,331)

Loss per common share-basic and dilutive:
Loss from continuing operations	$(0.03)	$(0.08)	$(0.13)	$(0.22)
Income from discontinued operations, net of income taxes	—	—	—	0.03
Net loss	$(0.03)	$(0.08)	$(0.13)	$(0.19)

Weighted average basic shares	38,982,281	32,929,965	38,670,827	32,720,532
Weighted average diluted shares	38,982,281	32,929,965	38,670,827	32,720,532

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	January 22,	April 24,
	2012	2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$72,426	$75,178
Marketable securities	25,650	22,173
Accounts receivable, net	7,903	9,367
Insurance receivable	3,705	234
Income taxes receivable	3,972	3,866
Deferred income taxes	7,826	12,097
Prepaid expenses and other assets	26,620	25,444
Total current assets	148,102	148,359
Property and equipment, net	1,102,991	1,113,549
Other assets:
Goodwill	345,303	345,303
Other intangible assets, net	78,616	82,207
Deferred financing costs, net	14,865	18,911
Restricted cash	12,492	12,810
Prepaid deposits and other	9,566	12,749
Total assets	$1,711,935	$1,733,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$5,389	$5,373
Accounts payable	32,773	26,013
Accrued liabilities:
Payroll and related	39,009	44,187
Property and other taxes	17,879	19,891
Interest	20,118	10,802
Progressive jackpots and slot club awards	16,531	15,280
Other	31,209	32,332
Total current liabilities	162,908	153,878
Long-term debt, less current maturities	1,160,283	1,187,221
Deferred income taxes	23,937	30,762
Other accrued liabilities	36,318	36,305
Other long-term liabilities	16,870	16,694
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at January 22, 2012 and 42,063,569 at April 24, 2011	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	251,220	254,013
Retained earnings	98,133	103,095
Accumulated other comprehensive (loss) income	(1,012)	(2,235)
	348,762	355,294
Treasury stock, 3,083,867 shares at January 22, 2012 and 3,841,283 April 24, 2011	(37,143)	(46,266)
Total stockholders’ equity	311,619	309,028
Total liabilities and stockholders’ equity	$1,711,935	$1,733,888

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2012	2011	2012	2011
Properties Not Impacted by Flooding
Biloxi, Mississippi	$13,932	$14,645	$48,180	$50,552
Lake Charles, Louisiana	31,379	30,568	99,920	96,522
Kansas City, Missouri	19,038	17,804	58,149	55,954
Boonville, Missouri	18,658	18,069	58,481	58,279
Bettendorf, Iowa	18,230	17,961	57,441	58,009
Marquette, Iowa	5,907	5,848	20,679	20,546
Waterloo, Iowa	20,662	19,273	61,763	60,261
Black Hawk, Colorado	26,712	25,756	89,978	85,693
Pompano, Florida	38,631	34,699	106,202	97,132
	193,149	184,623	600,793	582,948
Properties Impacted by Flooding
Natchez, Mississippi	6,668	6,912	18,149	22,281
Lula, Mississippi	13,805	14,990	37,770	48,256
Vicksburg, Mississippi(2)	7,711	7,371	21,555	18,570
Caruthersville, Missouri	7,935	7,610	23,749	24,249
Davenport, Iowa	10,627	10,315	31,397	32,732
	46,746	47,198	132,620	146,088

Property Net Revenues before Other	239,895	231,821	733,413	729,036

Insurance Recoveries(3)
Biloxi	995	—	995	—
Natchez	420	—	—	—
Vicksburg	54	—	—	—
Caruthersville	398	—	—	—
Davenport	—	—	—	—

Other	486	186	1,118	1,543

Net Revenues from Continuing Operations	$242,248	$232,007	$735,526	$730,579

Isle of Capri Casinos, Inc.

Supplemental Data - EBITDA (1)

(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2012	2011	2012	2011
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(308)	$(131)	$3,033	$3,301
Lake Charles, Louisiana	3,172	4,604	13,770	16,203
Kansas City, Missouri	3,987	3,701	12,178	11,938
Boonville, Missouri	6,505	6,023	20,783	19,572
Bettendorf, Iowa	4,815	4,865	14,498	14,916
Marquette, Iowa	909	697	4,277	3,954
Waterloo, Iowa	6,232	5,444	18,188	17,282
Black Hawk, Colorado	4,850	4,432	18,972	17,329
Pompano, Florida	7,114	5,460	17,137	12,714
	37,276	35,095	122,836	117,209
Properties Impacted by Flooding
Natchez, Mississippi	1,276	1,721	3,738	6,196
Lula, Mississippi	2,370	3,777	5,579	13,281
Vicksburg, Mississippi(2)	1,764	2,176	4,425	5,526
Caruthersville, Missouri	1,393	1,584	4,471	4,659
Davenport, Iowa	2,265	2,295	6,820	7,615
	9,068	11,553	25,033	37,277

Property EBITDA Before Corporate and Other	46,344	46,648	147,869	154,486

Insurance Recoveries(3)
Biloxi	995	—	995	—
Natchez	420	—	—	—
Vicksburg	54	—	—	—
Caruthersville	398	—	—	—
Davenport	—	—	—	—

Corporate and Other	(7,407)	(8,533)	(28,431)	(30,637)

EBITDA from Continuing Operations	$40,804	$38,115	$120,433	$123,849

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Three Months Ended January 22, 2012			Three Months Ended January 23, 2011
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(2,410)	$2,102	$(308)	$(3,024)	$2,893	$(131)
Lake Charles, Louisiana	781	2,391	3,172	2,282	2,322	4,604
Kansas City, Missouri	2,982	1,005	3,987	2,782	919	3,701
Boonville, Missouri	5,629	876	6,505	4,948	1,075	6,023
Bettendorf, Iowa	2,837	1,978	4,815	2,885	1,980	4,865
Marquette, Iowa	443	466	909	293	404	697
Waterloo, Iowa	4,584	1,648	6,232	4,026	1,418	5,444
Black Hawk, Colorado	1,918	2,932	4,850	1,373	3,059	4,432
Pompano, Florida	4,357	2,757	7,114	3,104	2,356	5,460
	21,121	16,155	37,276	18,669	16,426	35,095

Properties Impacted by Flooding
Natchez, Mississippi	892	384	1,276	1,370	351	1,721
Lula, Mississippi	808	1,562	2,370	1,989	1,788	3,777
Vicksburg, Mississippi(2)	507	1,257	1,764	895	1,281	2,176
Caruthersville, Missouri	520	873	1,393	775	809	1,584
Davenport, Iowa	1,718	547	2,265	1,727	568	2,295
	4,445	4,623	9,068	6,756	4,797	11,553

Total Property Before Corporate and Other Items	25,566	20,778	46,344	25,425	21,223	46,648

Insurance Recoveries(3)
Biloxi	995	—	995	—	—	—
Natchez	420	—	420	—	—	—
Vicksburg	54	—	54	—	—	—
Caruthersville	398	—	398	—	—	—
Davenport	—	—	—	—	—	—

Corporate and Other	(8,034)	627	(7,407)	(9,132)	599	(8,533)

Total	$19,399	$21,405	$40,804	$16,293	$21,822	$38,115

Isle of Capri Casinos, Inc.

Supplemental Data - Reconciliation of Operating Income to EBITDA (1)

(unaudited, in thousands)

	Nine Months Ended January 22, 2012			Nine Months Ended January 23, 2011
		Depreciation			Depreciation
	Operating	and		Operating	and
	Income	Amortization	EBITDA	Income	Amortization	EBITDA
Properties Not Impacted by Flooding
Biloxi, Mississippi	$(3,580)	$6,613	$3,033	$(5,684)	$8,985	$3,301
Lake Charles, Louisiana	6,715	7,055	13,770	9,153	7,050	16,203
Kansas City, Missouri	9,161	3,017	12,178	9,263	2,675	11,938
Boonville, Missouri	18,151	2,632	20,783	16,326	3,246	19,572
Bettendorf, Iowa	8,370	6,128	14,498	8,923	5,993	14,916
Marquette, Iowa	2,955	1,322	4,277	2,736	1,218	3,954
Waterloo, Iowa	13,266	4,922	18,188	11,998	5,284	17,282
Black Hawk, Colorado	10,011	8,961	18,972	7,806	9,523	17,329
Pompano, Florida	9,055	8,082	17,137	5,636	7,078	12,714
	74,104	48,732	122,836	66,157	51,052	117,209

Properties Impacted by Flooding
Natchez, Mississippi	2,620	1,118	3,738	5,127	1,069	6,196
Lula, Mississippi	574	5,005	5,579	7,804	5,477	13,281
Vicksburg, Mississippi(2)	617	3,808	4,425	2,353	3,173	5,526
Caruthersville, Missouri	1,969	2,502	4,471	2,124	2,535	4,659
Davenport, Iowa	5,151	1,669	6,820	5,914	1,701	7,615
	10,931	14,102	25,033	23,322	13,955	37,277

Total Property Before Corporate and Other Items	85,035	62,834	147,869	89,479	65,007	154,486

Insurance Recoveries(3)
Biloxi	995	—	995	—	—	—
Natchez	—	—	—	—	—	—
Vicksburg	—	—	—	—	—	—
Caruthersville	—	—	—	—	—	—
Davenport	—	—	—	—	—	—

Corporate and Other	(30,336)	1,905	(28,431)	(32,564)	1,927	(30,637)

Total	$55,694	$64,739	$120,433	$56,915	$66,934	$123,849

(1)         EBITDA is “earnings before interest and other non-operating income (expense), income taxes, and depreciation and amortization.” “Property EBITDA” is EBITDA before Corporate and development expenses and minority interest.  EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses EBITDA and Property EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.  Also, other gaming companies that report EBITDA information may calculate EBITDA in a different manner than the Company.  A reconciliation of EBITDA and Property EBITDA to operating income is included in the financial schedules accompanying this release. A reconciliation of EBITDA to the Company’s net income (loss) is shown below (in thousands).

	Three Months Ended		Nine Months Ended
	January 22,	January 23,	January 22,	January 23,
	2012	2011	2012	2011
EBITDA	$40,804	$38,115	$120,433	$123,849
Add/(deduct):
Depreciation and amortization	(21,405)	(21,822)	(64,739)	(66,934)
Interest expense:
Interest expense, net	(21,552)	(21,075)	(64,815)	(67,339)
Derivative income (expense)	223	974	252	(1,256)
Income tax benefit	748	1,151	3,907	4,555
Income from discontinued operations, net of income taxes	—	—	—	794
Net loss	$(1,182)	$(2,657)	$(4,962)	$(6,331)

Certain of our debt agreements use “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants. Adjusted EBITDA differs from EBITDA as Adjusted EBITDA includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation expenses, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Rainbow Casino in Vicksburg, Mississippi was acquired on June 8, 2010 and we have included the results of Rainbow in our consolidated financial statements subsequent to acquisition.

(3)         We have received insurance recoveries related to various claims.  The insurance recovery associated with our Biloxi property relates to settlement relating to lost profits and business interruption related to the oil spill in the Gulf of Mexico during fiscal 2011.  The insurance recoveries associated with our Natchez, Vicksburg, Caruthersville and Davenport properties relate to on-going flood claims related to the flooding along the Mississippi River in the first quarter of fiscal 2012.